REPORTABLE TRANSACTIONS
Rule 10f-3 - Restricted Underwriting Transactions

- Form 10f-3

Record of Securities Purchased Under the Rule
10f-3 Procedures

1. Name of Purchasing Portfolio: Hirtle Callaghan
Fixed Income Portfolio

2. Issuer: Capital One Bank

3.	Date of Purchase: 6/2/2004

4.	Underwriter from whom purchased:
Chase

5. Name of Affiliated Underwriter (as defined in the Rule
10f-3 procedures) managing or participating in syndicate
(attach list of all members of syndicated): DBSI, jp Morgan, Barclays, CSFB, NSBC, Wachovia

6.	Aggregate principal amount of purchase:
$460,000.00

7.	Aggregate principal amount of offering:
$500,000,000.00

8. Purchase price (Net of fees and expenses):
$99.74
Excluding Accrued Int.

9.	Date offering commenced: 6/2/2004

10.	Commission, spread or profit:   1.50%


11. Have the following conditions been satisfied:

a. The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public, or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of
1934 or is part of an "Eligible Foreign Offering" as defined in the Rule or an "Eligible Rule 144A Offering" as defined in the Rule. Yes

b. The purchase was made prior to the end of the first day on which any sales were made at no more than the price paid by each other purchaser of securities in that offering or any concurrent offering or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes

c. The underwriting was a firm commitment underwriting.
Yes

d.	The commission, spread or profit was reasonable
and fair in relation to that being received by others for underwriting similar securities during the same period.
Yes

e.	In respect of any securities other than municipal
securities, the issuer of such securities has been in continuous operation of not less than three years
(including the operations of predecessors), or in respect of any municipal securities, the issue of such securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years
(including the operations of any predecessors), it has received on of the three highest ratings from at least on such rating service. Yes.

- Form 10f-3

Record of Securities Purchased Under the Rule
10f-3 Procedures

1. Name of Purchasing Portfolio: Hirtle Callaghan
Fixed Income Portfolio

2. Issuer: Encana Holdings Finance Corp.

3.	Date of Purchase: 5/10/2004

4.	Underwriter from whom purchased:
Morgan Stanley

5. Name of Affiliated Underwriter (as defined in the Rule
10f-3 procedures) managing or participating in syndicate
(attach list of all members of syndicated): DBSI, Morgan Stanley, ABN Amro, BofA, BNP, CIBC, Citigroup, CSFB,
HSBC, JP Morgan

6.	Aggregate principal amount of purchase:
$1,840,000.00

7.	Aggregate principal amount of offering:
$1,000,000,000.00

8. Purchase price (Net of fees and expenses):
$99.61
Excluding Accrued Int.

9.	Date offering commenced: 5/10/2004

10.	Commission, spread or profit:   0.65%


11. Have the following conditions been satisfied:

a. The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public, or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of
1934 or is part of an "Eligible Foreign Offering" as defined in the Rule or an "Eligible Rule 144A Offering" as defined in the Rule. Yes

b. The purchase was made prior to the end of the first day on which any sales were made at no more than the price paid by each other purchaser of securities in that offering or any concurrent offering or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes

c. The underwriting was a firm commitment underwriting.
Yes

d.	The commission, spread or profit was reasonable
and fair in relation to that being received by others for underwriting similar securities during the same period.
Yes

e.	In respect of any securities other than municipal
securities, the issuer of such securities has been in continuous operation of not less than three years
(including the operations of predecessors), or in respect of any municipal securities, the issue of such securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years
(including the operations of any predecessors), it has received on of the three highest ratings from at least on such rating service. Yes.

- Form 10f-3

Record of Securities Purchased Under the Rule
10f-3 Procedures

1. Name of Purchasing Portfolio: Hirtle Callaghan
Fixed Income Portfolio

2. Issuer: MBNA Credit Card Master Note Trust

3.	Date of Purchase: 4/6/2004

4.	Underwriter from whom purchased:
Lehman

5. Name of Affiliated Underwriter (as defined in the Rule
10f-3 procedures) managing or participating in syndicate
(attach list of all members of syndicated): Lehman, BofA, Barclays, DBSI, CSFB, JP Morgan

6.	Aggregate principal amount of purchase:
$2,340,000.00

7.	Aggregate principal amount of offering:
$1,350,000,000.00

8. Purchase price (Net of fees and expenses):
$99.92
Excluding Accrued Int.

9.	Date offering commenced: 4/6/2004

10.	Commission, spread or profit:   0.13%


11. Have the following conditions been satisfied:

a. The securities are a part of an issue registered under the Securities Act of 1933, which is being offered to the public, or are "municipal securities" as defined in Section 3(a)(29) of the Securities Exchange Act of
1934 or is part of an "Eligible Foreign Offering" as defined in the Rule or an "Eligible Rule 144A Offering" as defined in the Rule. Yes

b. The purchase was made prior to the end of the first day on which any sales were made at no more than the price paid by each other purchaser of securities in that offering or any concurrent offering or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes

c. The underwriting was a firm commitment underwriting.
Yes

d.	The commission, spread or profit was reasonable
and fair in relation to that being received by others for underwriting similar securities during the same period.
Yes

e.	In respect of any securities other than municipal
securities, the issuer of such securities has been in continuous operation of not less than three years
(including the operations of predecessors), or in respect of any municipal securities, the issue of such securities has received an investment grade rating from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years
(including the operations of any predecessors), it has received on of the three highest ratings from at least on such rating service. Yes.


Approved:\s\Trent Statczar	Date: 8/27/04